Exhibit 10.3
LOAN GUARANTY
     THIS LOAN GUARANTY (this “Guaranty”) is made as of the 1st day of June, 2007, by TechTeam Global, Inc., a Delaware corporation (the “Principal”) TechTeam Cyntergy, L.L.C., a Michigan limited liability company (“Cyntergy”), TechTeam Government Solutions, Inc., a Virginia corporation (“TTGS”), and Sytel, Inc., a Maryland corporation (“Sytel”) (the Principal, Cyntergy, TTGS and Sytel may be referred to collectively as the “Loan Guarantors” and each individually as a “Loan Guarantor”) in favor of the Administrative Agent, for the benefit of the Lenders, under the Credit Agreement referred to below;
WITNESSETH:
     WHEREAS, the Principal and JPMorgan Chase Bank, National Association, a national banking association, as Administrative Agent (the “Administrative Agent”), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;
     WHEREAS, it is a condition precedent to the Administrative Agent and the Lenders executing the Credit Agreement that each of the Loan Guarantors execute and deliver this Guaranty whereby each of the Loan Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Secured Obligations; and
     WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Loan Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, and the Lenders and their Affiliates to enter into one or more agreements relating to Swap Agreement Obligations and Banking Services Obligations with the Principal or any Guarantor, and because each Loan Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Loan Guarantors, other than the Principal, is willing to guarantee the obligations of the Principal under the Credit Agreement and the other Loan Documents and to guarantee the other Secured Obligations and the Principal is willing to guarantee the Secured Obligations under the Credit Agreement, including but not limited to the obligations of any Letter of Credit Applicant under any Letter of Credit;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION l.1. Terms in Credit Agreement. All capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.
     SECTION 2.1. Representations and Warranties. Each of the Loan Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon the date of each Borrowing under the Credit Agreement) that:
          (a) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect, has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
          (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Loan Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as enforceability may be limited by general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          (c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Loan Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.
     SECTION 2.2. Covenants. Each of the Loan Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, any transaction relating to any Swap Agreement Obligations or Banking Services Obligations remains in effect or any of the Secured Obligations shall remain unpaid, that it will fully comply with those covenants and agreements set forth in the Credit Agreement which are applicable to such Loan Guarantor and, if it is necessary and such Loan Guarantor is able to do so, such Loan Guarantor will enable the Principal, any Subsidiary of the Principal or any Letter of Credit Applicant (each, a “Debtor” and collectively, the “Debtors”) to fully comply with such covenants and agreements.
     SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Loan Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Secured Obligations, including without limitation any such Secured Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding. Upon failure by any Debtor to pay punctually any Secured Obligation, each of the Loan Guarantors agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders and, if applicable, their Affiliates, the Secured Obligation not so paid at the place and in the manner specified in the Credit Agreement, the relevant Loan Document or the relevant agreement relating to any Swap Agreement Obligations or Banking Services Obligations, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Loan Guarantors waives any right to require the Lender to sue any Debtor, any other guarantor, or any other person obligated for all or any part of the Secured Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Secured Obligations.
     SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Loan Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Secured Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Secured Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Secured Obligations;
(ii) any modification or amendment of or supplement to the Credit Agreement, any other Loan Document or any agreement relating to any Swap Agreement Obligations or Banking Services Obligations;
(iii) any release, nonperfection or invalidity of any direct or indirect security for any Secured Obligations or any obligations of any other guarantor of any of the Secured Obligations, or any action or failure to act by the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Secured Obligations;
(iv) any change in the corporate existence, structure or ownership of any Debtor or any other guarantor of any of the Secured Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Debtor, or any other guarantor of the Secured Obligations, or its assets or any resulting release or discharge of any obligation of any Debtor, or any other guarantor of any of the Secured Obligations;
(v) the existence of any claim, setoff or other rights which the Loan Guarantors may have at any time against any Debtor, any other guarantor of any of the Secured Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;
(vi) any invalidity or unenforceability relating to or against any Debtor, or any other guarantor of any of the Secured Obligations, for any reason related to the Credit Agreement, any other Loan Document, any agreement relating to any Swap Agreement Obligations or Banking Services Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Debtor, or any other guarantor of the Secured Obligations, of the principal of or interest on any of the Secured Obligations or any other amount payable by any Debtor under the Credit Agreement, any other Loan Document or any agreement relating to any Swap Agreement Obligations or Banking Services Obligations; or
(vii) any other act or omission to act or delay of any kind by any Debtor, any other guarantor of the Secured Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Loan Guarantor’s obligations hereunder.
     SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Loan Guarantor’s obligations hereunder shall remain in full force and effect until all Secured Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all agreements relating to any Swap Agreement Obligations or Banking Services Obligations have terminated or expired. If at any time any payment of the principal of or interest on any Secured Obligation or any other amount payable by any Debtor or any other party under the Credit Agreement, any other Loan Document or any agreement relating to any Swap Agreement Obligations or Banking Services Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Debtor or otherwise, each of the Loan Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 6. Waivers. Each of the Loan Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Debtor, any other guarantor of any of the Secured Obligations, or any other Person.
     SECTION 7. Subrogation. Each of the Loan Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against any Debtor arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Secured Obligations by any of the Loan Guarantors unless and until the Secured Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all agreements relating to any Swap Agreement Obligations or Banking Services Obligations have terminated or expired.
     SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Secured Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Debtor, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any other Loan Document or any agreement relating to any Swap Agreement Obligations or Banking Services Obligations shall nonetheless be payable by each of the Loan Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
     SECTION 9. Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Loan Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Loan Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Loan Guarantor hereunder shall not be rendered voidable under applicable law.
     (b) Each of the Loan Guarantors agrees that the Secured Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor, and may exceed the aggregate Maximum Liability of all other Loan Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.
     (c) In the event any Loan Guarantor (a “Paying Loan Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Loan Guarantor (each a “Non-Paying Loan Guarantor”) shall contribute to such Paying Loan Guarantor an amount equal to such Non-Paying Loan Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Loan

Guarantor. For the purposes hereof, each Non-Paying Loan Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Loan Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Loan Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Loan Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Loan Guarantor from the Debtors after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Loan Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantors, the aggregate amount of all monies received by such Loan Guarantors from the Debtors after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 9 (c) shall affect any Loan Guarantor’s several liability for the entire amount of the Secured Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Loan Guarantor shall be subordinate and junior in right of payment to all the Secured Obligations. The provisions of this Section 9(c) are for the benefit of both the Administrative Agent and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
     SECTION 10. Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Secured Obligations in the order required by the Credit Agreement unless a court of competent jurisdiction shall otherwise direct.
     SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.
     SECTION 12. No Waivers. No failure or delay by the Administrative Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the other Loan Documents and any agreements relating to the other Secured Obligations shall be cumulative and not exclusive of any rights or remedies provided by law.
     SECTION 13. No Duty to Advise. Each of the Loan Guarantors assumes all responsibility for being and keeping itself informed of each Debtor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that each of the Loan Guarantors assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent nor any Lender has any duty to advise any of the Loan Guarantors of information known to it regarding those circumstances or risks.
     SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any of the other Loan Documents, or any agreements relating to the other Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Loan Guarantors and their respective successors and permitted assigns.
     SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Loan Guarantors and the Administrative Agent with the consent of the Required Lenders.
     SECTION 16. Costs of Enforcement. Each of the Loan Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Debtor, the Loan Guarantors or any other guarantor of all or any part of the Secured Obligations.
     SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MICHIGAN (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS RULES). EACH OF THE LOAN GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN MICHIGAN AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE LOAN GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE LOAN GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     SECTION 18. Taxes. etc. All payments required to be made by any of the Loan Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any of the Loan Guarantors is required by law to make such deduction or withholding, such Loan Guarantor shall forthwith (i) pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender, as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Administrative Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.
     SECTION 19. Setoff. Without limiting the rights of the Administrative Agent or the Lenders under applicable law, if all or any part of the Secured Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Administrative Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender toward the payment of the Secured Obligations.

     SECTION 20. Foreign Currency. The specification of payment in a specific currency at a specific place and time pursuant to the Credit Agreement, any Swap Agreement or any other Loan Document is essential. That currency or those currencies are also the currency of account and payment under this Guaranty. If any Guarantor is unable for any reason to effect payment of a specific currency (other than United States currency) as required by the preceding sentence or if any Guarantor defaults in the payment when due of any payment of a specific currency (other than United States currency) under this Guaranty, the Administrative Agent may, at its option, require such payment to be made to the Administrative Agent’s principal office in the equivalent amount in United States currency at the Administrative Agent’s then current selling rate for electronic transfers of that currency to the place or places where the Secured Obligations were payable. In the event that any payment, whether pursuant to a judgment or otherwise, does not result in payment of the amount of currency due under this Guaranty, upon conversion to the currency of account and transfer to the place specified for payment, the Administrative Agent and the Lenders have an independent cause of action against the Guarantors for the deficiency.

     IN WITNESS WHEREOF, each of the Loan Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

TECHTEAM GLOBAL, INC.
By:	/s/ Michael A. Sosin

Title: Vice President, General Counsel, and Secretary

TECHTEAM CYNTERGY, L.L.C.
By:	/s/ Michael A. Sosin

Title: Manager

TECHTEAM GOVERNMENT SOLUTIONS, INC.
By:	/s/ Dennis J. Kelly, Jr.

Title: President

SYTEL, INC.
By:	/s/ Dennis J. Kelly, Jr.

Title: President